Exhibit 99.24(b)16
THRIVENT LIFE INSURANCE COMPANY
Directors’ Powers of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of THRIVENT LIFE INSURANCE COMPANY (the “Company”), a Minnesota stock life insurance company, the Depositor of:
—	TLIC Variable Annuity Account A (File No. 033-15974);
—	TLIC Variable Insurance Account A (File No. 033-3243); and
—	TLIC Variable Insurance Account B (File No. 033-14399);
do hereby make, constitute and appoint Paul R. Johnston, James M. Odland, Cynthia K. Mueller and Heather J. Thenell, and each or any of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution and resubstitution to sign in his or her name, place and stead, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements in connection with any registration statement, on either Form N-6 or Form N-4 (or other applicable form), and all amendments or supplements thereto, withdrawals thereof, reports or documents including pre-effective amendments, post-effective amendments, and any other form of application for exemptive relief, or documents to be filed with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and with any federal or state securities or insurance regulatory authority relating to variable contracts issued by such Company, and to file the same, with all exhibits thereto and other supporting documents, with such Commission and with any federal or state securities or insurance regulatory authority, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.
These Powers of Attorney hereby revoke any powers of attorney previously given by the undersigned relating to the Company’s Separate Accounts listed above, provided that this revocation shall not affect the exercise of such power prior to the date hereof. These Powers of Attorney shall not be affected by subsequent disability or incapacity of the Undersigned.
These Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
/s/ Teresa J. Rasmussen	/s/ Susan Oberman Smith
Teresa J. Rasmussen Director and President	Susan Oberman Smith Director and Vice President

/s/ Thomas L. Young	/s/ Paul B. Zastrow
Thomas L. Young Director and Vice President	Paul B. Zastrow Director, Vice President and Treasurer

/s/ Karen L. Larson
Karen L. Larson Director and Vice President

Dated: April 18, 2017